SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2007

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Definitive Agreements

Magna Entertainment Corp. (the “Registrant” or the “Corporation”) announced on September 13, 2007 that it entered into the following definitive agreements:  (i) the Subscription Agreement between the Corporation and Fair Enterprise Limited (“Fair Enterprise”) dated September 13, 2007 (the “Subscription Agreement); (ii) the Bridge Loan Agreement between the Corporation, MID Islandi SF and the guarantors set forth therein, dated as of September 12, 2007 (the “Bridge Loan Agreement”); (iii) the Second Amending Agreement in Respect of the Third Amended and Restated Gulfstream Park Loan Agreement between Gulfstream Park Racing Association, Inc., the guarantors set forth therein and MID Islandi SF dated as of September 12, 2007 (the “Gulfstream Loan Amending Agreement”); and (iv) the Consulting Agreement between the Corporation and Greenbrook Capital Partners Inc. (“Greenbrook”), dated September 13, 2007 (the “Greenbrook Agreement”).

The following descriptions of the Subscription Agreement, the Bridge Loan Agreement, the Gulfstream Loan Amending Agreement and the Greenbrook Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 hereto that are incorporated by reference herein.

(i)            Subscription Agreement

Pursuant to the Subscription Agreement, Fair Enterprise will invest $20 million in the Corporation by way of a private placement (the “Fair Enterprise Private Placement”) of Class A Subordinate Voting Stock (“Class A Stock”). Fair Enterprise, which forms part of an estate planning vehicle of the family of Frank Stronach, currently owns approximately 7.5% of the issued and outstanding Class A Stock.  The subscription price per share will be the greater of (i) 90% of the volume weighted average price per share of Class A Stock on NASDAQ for the five trading days commencing on September 13, 2007; and (ii) US$1.91, being 100% of the volume weighted average price per share of Class A Stock on NASDAQ for the five trading days immediately preceding September 13, 2007.  The shares of Class A Stock to be issued pursuant to the Subscription Agreement will be issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.  The Fair Enterprise Private Placement is subject to various regulatory approvals and the Corporation anticipates the closing taking place in October 2007, with the proceeds to be used to fund the Corporation’s operations.

(ii)           Bridge Loan Agreement

Pursuant to the Bridge Loan Agreement, MID Islandi SF (the “MID Lender”), a subsidiary of MI Developments Inc. (“MID”), the Corporation’s controlling shareholder, will make up to $80 million of financing (the “Bridge Loan”) available to the Corporation, subject to certain conditions.

The Bridge Loan matures on May 31, 2008 and bears interest at a rate per annum equal to LIBOR plus 10% (the “Interest Rate”), subject to a 1.0% increase in the event the Corporation has not, by December 31, 2007, completed asset sales (or executed asset sale agreements acceptable to the MID Lender) or completed equity financings (other than the Fair Enterprise Private Placement) with aggregate net proceeds of $50 million.  If, by February 29, 2008, the Corporation has not entered into agreements acceptable to the MID Lender for asset sales that would yield aggregate net proceeds sufficient to repay the entire outstanding loan amount, the interest rate increases by another 1.0%. An arrangement fee of $2.4 million was paid to the MID Lender on closing and there is a commitment fee equal to 1.0% per annum (payable in arrears) on the withdrawn portion of the $80 million maximum loan commitment.

The Bridge Loan is required to be repaid by way of the payment of the net proceeds of any asset sale, any equity offering (other than the Fair Enterprise Private Placement) or any debt offering, subject to specified amounts required to be paid to eliminate other prior-ranking indebtedness.

It was a condition of funding under the Bridge Loan that the Corporation’s US$40 million senior secured revolving credit facility with a Canadian chartered bank be amended so that the facility expires no earlier than January 31, 2008.  The amendments to the Corporation’s US$40 million senior secured revolving credit facility have been executed.

The Bridge Loan is secured by all of the assets of the Corporation and guaranteed by certain subsidiaries of the Corporation.  The guarantees are secured by charges over the lands owned by Golden Gate Fields, Santa Anita Park and Thistledown, and charges over lands in Dixon, California and Ocala, Florida, as well as by pledges of the shares of certain of the Corporation’s subsidiaries.  The Bridge Loan is also cross-defaulted to all other obligations of the Corporation and its subsidiaries to the MID Lender and to other significant indebtedness of the Corporation and certain of its subsidiaries.

(iii)         Project Financing Amendments

The Bridge Loan transaction requires amendments (the “Project Financing Amendments”) to the terms of the outstanding Gulfstream Park and Remington Park project financings, made available by the MID Lender to the Corporation’s subsidiaries that own and operate Gulfstream Park and Remington Park to finance reconstruction and casino facility construction work.  The Project Financing Amendments require, among other things, that $100 million of indebtedness under Gulfstream Park project financing be repaid by May 31, 2008, in return for the MID Lender agreeing to waive any applicable make-whole payments for repayments made under either of the project financings prior to May 31, 2008.

(iv)          Greenbrook Agreement

Pursuant to the Greenbrook Agreement, Greenbrook agrees to provide consulting services to assist the Corporation and its subsidiaries with the debt elimination plan (described under Item 8.01 below). Mr. Tom Hodgson, the senior partner of Greenbrook and former President and Chief Executive Officer of the Corporation (from March 2005 to March 2006), will be responsible for carrying out Greenbrook’s obligations under the Greenbrook Agreement.

The Corporation will pay Greenbrook a fee of US$500,000 per annum (the “Base Fee”), exclusive of GST, payable in monthly instalments, plus reasonable business expenses.  In addition to the Base Fee set out above, and provided that Greenbrook complies with its obligations under the Greenbrook Agreement, it will be entitled to receive performance fees, calculated and payable as follows:

•                  following the receipt by the Corporation of an aggregate minimum of US$250 million of proceeds (net of all third-party commissions, selling expenses and other costs, “Proceeds”) from asset sales and/or equity raises conducted in accordance with the Plan (as defined below), Greenbrook will be entitled to receive US$125,000 (being 0.05% of US$250 million), payable within 30 days of the date on which Greenbrook has delivered an invoice therefor following the Corporation’s receipt of such aggregate Proceeds;

•                  on the next US$250 million of Proceeds (or part thereof) received by the Corporation from asset sales and/or equity raises conducted in accordance with the Plan, Greenbrook will be entitled to receive 0.1% of such incremental amount, payable within 30 days of the date on which Greenbrook has delivered an invoice therefor following the Corporation’s receipt of such incremental Proceeds; and

•                  on any further incremental Proceeds above US$500 million received by the Corporation from asset sales and/or equity raises conducted in accordance with the Plan,

Greenbrook will be entitled to receive 0.2% of such incremental amount (for certainty, that amount above US$500 million), payable within 30 days of the date on which Greenbrook has delivered an invoice therefor following the Corporation’s receipt of such further incremental Proceeds;

•                  provided, however, that for the purposes of these calculations of the performance fees, any Proceeds received by the Corporation from any equity issued to MID (if at all) or Fair Enterprise will be deemed to be reduced by 100%.

The term of the agreement commenced as of September 13, 2007 and will terminate on December 12, 2008, unless terminated earlier by (i) mutual agreement of the parties or (ii) the Corporation at any time in the event Greenbrook is in material breach of the provisions of the agreement, or Tom Hodgson dies or becomes disabled to such an extent that he is unable to perform services for Greenbrook as provided for in the agreement in any material way.  In addition, the Corporation may terminate the agreement at any time by giving Greenbrook thirty (30) days prior notice.  Under the Greenbrook Agreement, Tom Hodgson will be granted 250,000 stock options to purchase an equivalent number of Class A Stock.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 above relating to the Bridge Loan Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 above relating to the Fair Enterprise Private Placement are also responsive to Item 3.02 of this report and are incorporated by reference into this Item 3.02.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           Election of New Director

As reflected in the press release issued by the Corporation on September 13, 2007 and furnished as Exhibit 99.2 to the Corporation’s Form 8-K dated September 17, 2007, the Board of Directors of the Corporation appointed Anthony Campbell, 60, to its Board of Directors, effective September 13, 2007. Mr. Campbell was not appointed to any committees of the Board of Directors, at this time, in conjunction with his appointment to the Board. Mr. Campbell has been a portfolio manager and senior analyst for Dorsett Management Corporation since January of 2000 and a member of Knott Partners Management, LLC since 2004.  Previously, Mr. Campbell founded Windsor Partners, LP in 1986.  Mr. Campbell was a Principal and Managing Director of Berg Capital Corporation, a registered investment advisor, from 1984 through 1985 and also served as General partner of Chelsea Partners, a private investment partnership, during that time.  He holds a B.S. degree from McGill University.  He is a Trustee of the Leukemia Society of Westchester County and also served on the Vestry of St. John’s Church in Larchmount, NY.

Mr. Campbell is a partner of Knott Partners Management, LLC, which has been a long-term investor in the Corporation and is one of the Corporation’s largest institutional shareholders.  Knott Partners currently holds approximately 3.4 million shares of Class A Stock.

There are no arrangements between Mr. Campbell and any other person pursuant to which Mr. Campbell was selected as a director.

Item 8.01   Other Events

Debt Elimination Plan

On September 12, 2007 the Corporation approved the Debt Elimination Plan (the “Plan”). The Plan is designed to eliminate the Corporation’s net debt by December 31, 2008 by generating aggregate proceeds of approximately $600-$700 million from: (i) the sale of certain real estate, racetracks and other assets; (ii) the sale of, or entering into strategic transactions involving, the Corporation’s other racing, gaming and technology operations; and (iii) a possible future equity issuance, likely in 2008.

The initiatives outlined in MEC’s second quarter release remain key components of the Plan. The Corporation has relinquished its racing license for the Romulus, Michigan location, and abandoned its application in Dixon, California.  The Corporation intends to sell real estate properties including those situated in the following locations: Dixon, California; Ocala, Florida;  Aventura and Hallandale, Florida, both adjacent to Gulfstream Park; Porter, New York; Maryland, adjacent to the Laurel Park racetrack; and Ebreichsdorf, Austria, adjacent to the Magna Racino.  The Corporation also intends to explore selling its membership interests in the mixed-use developments at Gulfstream Park racetrack in Florida and Santa Anita Park racetrack in California that it is pursuing under joint venture arrangements with Forest City Enterprises and Caruso Affiliated, respectively.

The racetracks that the Corporation intends to sell include: Great Lakes Downs in Michigan; Thistledown in Ohio; and its interest in Portland Meadows in Oregon.  In addition, as previously announced, the Corporation will cease horse racing for its own account at the Magna Racino in Austria after the close of the 2007 meet and is exploring a contractual arrangement for a third party to utilize the racing facilities.

The Corporation also intends to explore strategic transactions involving other racing, gaming and technology operations, including: partnerships or joint ventures in respect of the existing gaming facility at Gulfstream Park and potential alternative gaming operations at other of the Corporation’s racetracks; the possible sale of Remington Park in Oklahoma City; partnerships or joint ventures relating to other racetracks, such as Santa Anita Park; and transactions involving the Corporation’s technology operations, which may include one or more of the assets that comprise the Corporation’s PariMax business.

The Corporation intends to engage an investment banking firm to assist the company in identifying potential purchasers for certain of these assets as well as evaluating partnership, joint venture and/or strategic investment opportunities contemplated by the plan.

The Corporation also announced that it entered into a Consulting Agreement with MID, dated September 12, 2007 (the “MID Consulting Agreement”), under which MID would provide consulting services to the Corporation’s management team and the Board from time to time in connection with the Transactions.  There shall be no payment or arrangement for payment or other consideration to MID in connection with the consulting agreement, other than the reimbursement of expenses. The Consulting Agreement may be terminated by either party upon five business days’ prior written notice to the other party.

Special Committee Process

Consideration of the Subscription Agreement, the Bridge Loan Agreement, the Gulfstream Loan Amending Agreement (and associated Project Financing Amendments), the Greenbrook Agreement and the MID Consulting Agreement (the “Transactions”) was supervised by the Special Committee of the Corporation’s Board of Directors consisting of Jerry D. Campbell (Chairman) and William J. Menear. The approval of the Transactions by the Corporation’s Board of Directors followed a favorable recommendation of the Special Committee. The Special

Committee retained independent legal and financial advisors to assist it in its deliberations in respect of these transactions.

The Special Committee’s mandate was to review, consider and make recommendations to the Board of Directors of the Corporation in respect of the related party transactions of the Corporation with its controlling shareholder.  The Corporation’s Board of Directors determined that each of the members of the Special Committee is independent of the management of the Corporation, MID and Fair Enterprise and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with his ability to act with a view to the best interests of the Corporation in respect of the Transactions,.

The Special Committee retained Bennett Jones LLP as its independent Canadian legal advisor, White & Case LLP as its independent U.S. legal advisor and RBC Dominion Securities Inc. (“RBC”), a member company of RBC Capital Markets, to act as its independent financial advisor to assist it in its deliberations in respect of the Transactions.

The Special Committee formally met numerous times to discuss the Transactions and members of the Special Committee had informal discussions among themselves and with their advisors on a number of other occasions.  The Special Committee supervised and provided guidance to management of the Corporation engaged in negotiating the Transactions with MID.

On the basis of advice received from the Special Committee and its own consideration of the Transactions, the Board of Directors of the Corporation unanimously approved the Transactions (excluding Mr. Stronach, who did not vote because he is also a director and Chairman of MID and due to his family’s interest in the Fair Enterprise Private Placement).

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Subscription Agreement between the Corporation and Fair Enterprise Limited dated September 13, 2007.

Exhibit 10.2	Bridge Loan Agreement between the Corporation, the Guarantors and MID ISlandi SF dated as of September 12, 2007

Exhibit 10.3

Second Amending Agreement in Respect of the Third Amended and Restated Gulfstream Park Loan Agreement between Gulfstream Park Racing Association, Inc., the Guarantors and MID Islandi SF dated as of September 12, 2007

Exhibit 10.4	Consulting Agreement between the Corporation and Greenbrook Capital Partners Inc., effective September 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

September 18, 2007	by:	/s/William G. Ford
William G. Ford,
Secretary